SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

         |_|      Preliminary Proxy Statement
         |_|      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Rule 14a-11(c) or
                  Rule 14(a)-12


                               EVANS SYSTEMS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         |X|      No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         |_|      Fee paid previously with preliminary materials.


         |_|      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3)      Filing Party:

--------------------------------------------------------------------------------

         (4)      Date Filed:

                               EVANS SYSTEMS, INC.

                                                               February 24, 1997


Dear Shareholders:

         You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Evans Systems, Inc., which will be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Friday, March 28, 1997, at 10:00 a.m., local time.

         Information   about  the  Annual  Meeting,   including  a  listing  and
discussion of the matters on which the Shareholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement.

         We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                        Sincerely,


                                        Jerriel L. Evans, Sr.
                                        Chairman   of   the   Board,   President
                                        and Chief Executive Officer


YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               EVANS SYSTEMS, INC.
                              POST OFFICE BOX 2480
                           BAY CITY, TEXAS 77404-2480

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 MARCH 28, 1997

                               ------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EVANS SYSTEMS, INC., a Texas corporation (the "Company"), will be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Friday, March 28, 1997, at 10:00 a.m., local time for the following purposes:


1. To elect three (3) directors to Class A of the Company's Board of Directors to serve until the 1999 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. The Class A nominees are J.L. Evans, Sr., David L. Deerman, and Carl W. Schafer.

2. To approve an amendment to the Company's Articles of Incorporation to authorize the issuance of up to 1,500,000 shares of Preferred Stock.

3. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending September 30, 1997.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Shareholders of record at the close of business on January 31, 1997, will be entitled to notice of and to vote at the Annual Meeting or at any continuation or adjournment thereof.

                                        By Order of the Board of Directors,


                                        MAYBELL H. EVANS
                                        Secretary

Bay City, Texas
February 24, 1997


              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
                   WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                 UNITED STATES.

                               EVANS SYSTEMS, INC.
                              POST OFFICE BOX 2480
                               720 AVENUE F NORTH
                           BAY CITY, TEXAS 77404-2480

                          ----------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 28, 1997

                          ----------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of EVANS SYSTEMS, INC., a Texas corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Friday, March 28, 1997, at 10:00 a.m., local time, or at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is February 24, 1997.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on January 31, 1997 consisted of 3,105,562 shares of common stock, $.01 par value (the "Common Stock"), entitling the holders thereof to one vote per share. Only shareholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR proposals 1 through 3 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker

"non-votes" are not counted for purposes of determining whether a proposal has been approved and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

                             SOLICITATION OF PROXIES

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Company's Common Stock, as of December 31, 1996, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each of the Company's directors and nominees for director,
(iii) each executive officer named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company's principal executive offices.

                                                         Amount and
                                                         Nature of      Percent
                                                         Beneficial        of
                         NAME AND ADDRESS(1)             Ownership(2)   Class(3)
                         -------------------             ------------   --------

J.L. Evans Systems, Ltd., a Texas Limited Partnership ...   1,417,500(4)    45.6
J.L. Evans, Sr ..........................................   1,498,747(5)    48.2
Maybell H. Evans ........................................   1,484,993(6)    47.8
Charles N. Way ..........................................      51,477(7)     1.6
Darlene E. Jones ........................................      37,136(8)     1.1
J.L. Evans, Jr ..........................................      17,174(9)       *
David L. Deerman ........................................      38,173(10)    1.2
Carl W. Schafer .........................................      15,000(11)
  c/o The Atlantic Foundation
  16 Faber Road
  Princeton, NJ 08540 ...................................                      *
Peter J. Losavio, Jr ....................................       7,500(11)
  8414 Bluebonnett Blvd., Suite 110
  Baton Roughe, LA 70810 ................................                      *
James B. Grover .........................................      14,434(12)      *
William R. Sherman ......................................       1,500(13)      *
All executive officers and Directors as a group (12
persons) ................................................   1,748,634       56.2

----------
*        less than 1%
(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, P.O. Box 2480, Bay City, Texas 77404-2480.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares of which the beneficial owner has sole voting and investment power.
(3) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are exercisable within sixty (60) days and that no other options or rights to subscribe have been exercised by anyone else.
(4) The general partner is J.L. Evans Management, Inc. (controlled by J.L. Evans, Sr. and Maybell H. Evans) and the limited partners are Jerriel
         L. Evans, Sr., Maybell H. Evans, and their children, Darlene E. Jones, Jerriel L. Evans, Jr., and Terry W. Evans.
(5) Includes 1,417,500 shares held by J.L. Evans Systems, Ltd., of which Mr. Evans claims beneficial ownership.
(6) Includes 1,417,500 shares held by J.L. Evans Systems, Ltd., of which Ms. Evans claims beneficial ownership.
(7) Includes 45,000 shares issuable to Mr. Way upon the exercise of warrants.
(8) Includes 35,000 shares issuable to Ms. Jones upon the exercise of warrants.
(9) Includes 14,000 shares issuable to Mr. Evans, Jr. upon the exercise of warrants.
(10) Includes 34,000 shares issuable to Mr. Deerman upon the exercise of options.
(11) Includes 7,500 shares issuable to each of Messrs. Schafer and Losavio upon the exercise of options.
(12) Mr. Grover has pledged 13,567 shares to a subsidiary of the Company to secure repayment of a note receivable in the approximate amount of $111,000.
(13) Includes 1,500 shares issuable to Mr. Sherman upon the exercise of options.

                                  -----------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

          Article Seven of the Company's Articles of Incorporation provides for the organization of the Board of Directors into three classes. All directors are chosen for a full three-year term to succeed those whose terms expire. It is proposed that three directors be elected to Class A to serve until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and shall qualify.

          Unless otherwise specified, all Proxies received will be voted in favor of the election of J.L. Evans, Sr., David L. Deerman and Carl W. Schafer to Class A of the Board of Directors to serve until the 1999 Annual Meeting of Shareholders. All nominees for director are currently directors of the Company. Management has no reason to believe that any of the nominees will not remain a candidate for election at the date of the Meeting. Should any of the nominees not then remain a candidate, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the current and proposed directors of the Company:


                                                           Expiration of Current
                                                             Term of Office as
Name                                                Age           Director
----                                                ---    ---------------------

NOMINEES FOR ELECTION TO CLASS A OF THE BOARD
OF DIRECTORS:

J.L. Evans, Sr                                       57                     1996

David L. Deerman                                     55                     1996

Carl W. Schafer                                      60                     1996

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS B DIRECTORS:

Charles N. Way                                       54                     1998

Darlene E. Jones                                     38                     1998

James B. Grover                                      44                     1998


CLASS C DIRECTORS:

Maybell H. Evans                                     57                     1997

Peter J. Losavio, Jr                                 47                     1997


         J.L. EVANS, SR. has been a member of the Company's Board of Directors since August, 1968. Mr. Evans is also the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Evans founded the Company in 1968 and has served in this capacity since that time. He was born in Flint, Texas, in 1939 and subsequently moved to Woodsboro, Texas, where he graduated from Woodsboro High School in 1957. Mr. Evans attended San Antonio Community College where he majored in Business Administration. From 1954 to 1960, Mr. Evans owned and operated a gasoline service station. From 1960 to 1968, Mr. Evans was employed by Amoco Oil Company where he held various sales and managerial positions. In 1985, he was awarded top salesman for the Kansas City Region. Because the region comprised several states, the honor bestowed upon Mr. Evans was very prestigious. Additionally, in 1992, Mr. Evans was selected as a Regional Finalist for the Entrepreneur of the Year Award granted annually by Ernst & Young and Merrill Lynch.

         DAVID L. DEERMAN has been a member of the Company's Board of Directors since December, 1992. Mr. Deerman is also the Vice Chairman of the Board and President of ChemWay Systems, a subsidiary of the Company. He has held this position since 1990. Mr. Deerman joined the Company in 1984 as Vice President of The Way Energy, Inc. He was born in Bay City, Texas, in 1941. Mr. Deerman graduated from high school in Angleton, Texas, in 1959. He attended Lamar University in 1964 where he received a B.B.A. degree in Marketing. He subsequently attended graduate school where his curriculum included courses in management. Mr. Deerman was employed by International Harvester Company of Houston, Texas, from 1964 to 1965 where his responsibilities included sales promotion.

From 1965 to 1978, Mr. Deerman was employed by Gulf Oil Company in Texas and Oklahoma where he served successively as Analytical Coordinator, Marketing Supervisor, Product Supply Coordinator, and Operations Manager. He assisted in the development of Ashley Real Estate and Land Development Company in Austin, Texas, from 1978 to 1981. Mr. Deerman served as a manager of the South Hampton Refining Company in Silsbee, Texas, from 1981 to 1984, before joining the Company.

         CARL W. SCHAFER has been a member of the Company's Board of Directors since December, 1992. Mr. Schafer was born in Chicago, Illinois in 1936 and obtained his primary and secondary education in Illinois. He received his B.A. with distinction from the University of Rochester in 1958. He served with the U.S. Bureau of the Budget as a budget examiner (1961-1964), a legislative analyst (1964-1966), deputy director of budget preparation (1966-1968), director of budget preparation (1968- 1969), and as staff assistant to the U.S. House of Representatives Appropriations Committee (1969). He served with Princeton University as director of the budget (1969-1972), treasurer (1972-1976), financial vice president, treasurer and chief financial officer (1976-1987). He served as a principal of Rockefeller and Company, Inc. from 1987 to 1990. He is currently president of the Atlantic Foundation, Princeton, New Jersey. He served as co-chairman of the New Jersey Governor's Task Force on improving New Jersey's Economic and Regulatory Climate from 1982 to 1983 and is currently a trustee or director of Roadway Express, Inc., Wainoco Oil Corporation, Nutraceutix, Inc., Electronic Clearing House, Inc., the Paine Webber and Guardian Groups of Mutual Funds, Harbor Branch Institution, Inc., the Jewish Guild for the Blind, the Johnson Atelier and School of Sculpture, and Hidden Lakes Gold Mines, Ltd. He is a member of the advisory council of Domain Partners and a member of the International Advisory Council of William Sword and Company, Inc.

         CHARLES N. WAY has been a member of the Company's Board of Directors since March, 1982. Mr. Way is also the Vice President and Chief Financial Officer of the Company. He has served in this capacity since 1980. Mr. Way joined the Company in June of 1979. He was born in Houston, Texas, in 1942 and graduated from Jessie H. Jones High School in 1961. He received a B.B.A. degree in Accounting from Texas A&M University in 1966. He was employed with Texaco, Inc. from 1966 to 1968 where he served as an accountant. From 1968 to 1973, Mr. Way served as an Accounting Division Manager with Tenneco Oil Company. From 1973 to 1976, he was employed as a Controller with News, Inc. And Subsidiaries. From 1976 to 1979, Mr. Way owned and operated All-Ways Automotive Tire Service in Houston, Texas.

         DARLENE E. JONES has been a member of the Company's Board of Directors since December, 1992. Ms. Jones is also the Treasurer and serves as the Administrative Manager for the Company. She has held these positions since 1993. Ms. Jones was born in San Antonio, Texas, in 1958, and graduated from Bay City High School in 1976. She then attended and graduated in 1980 from Southwestern University where she received a B.S. degree in Biology/Chemistry. Subsequently, Ms. Jones completed course work involving computer systems technology. She joined the company in 1980.

         MAYBELL H. EVANS has been a member of the Company's Board of Directors since August, 1968. Ms. Evans has been also served as the Company's Secretary since its inception. Ms. Evans was born in Holliday, Texas in 1939 and graduated from Sweeny High School, Sweeny, Texas in 1957. She joined the Company full time in 1968 managing accounts receivable, collections, and corporate affairs.

         PETER J.  LOSAVIO,  JR.  has been a member  of the  Company's  Board of
Directors since May, 1993. Mr. Losavio was born in Baton Rouge, Louisiana in 1949 and graduated from Baton Rouge High School in 1967. He received his B.S. degree from Tulane University in 1970, majoring in chemistry, and a masters degree in chemistry from Tulane University in New Orleans in 1973. He graduated from Louisiana State University Law School in Baton Rouge, Louisiana in 1975 and received a masters of laws in taxation from the University of Florida in 1976. Mr. Losavio is a Board Certified Tax Attorney. He became a licensed and certified public accountant in Louisiana in 1979. He completed the certified financial planning program offered by the College for Financial Planning in Denver, Colorado in 1987. From 1980 to present, Mr. Losavio has been an instructor in the College of Business Administration at Louisiana State University, teaching corporate tax, partnership taxation, Sub S, estate planning, and tax practices and procedures. Mr. Losavio has been a co-author and lecturer for various continuing education programs sponsored by the Society of Louisiana Certified Public Accountants and National Business Institute. He was a speaker at the 1990 Louisiana Advanced Tax Workshop. From 1990 to present, he has been a member of the Ad Hoc Advisory Committee to the Commissioner of Securities for the State of Louisiana. From 1980 to present, he has been an assistant bar examiner. In 1980, he was Chairman of the Tax Committee for the Society of Louisiana Certified Public Accountants.

         JAMES B. GROVER has been a member of the Company's Board of Directors since December, 1992. Mr. Grover is also the President of EDCO Environmental Systems. He founded EDCO, Inc. In 1979, to engage in the distribution of refined petroleum products. In 1983, EDCO became a partially-owned subsidiary of the Company. In 1989, Mr. Grover organized EDCO Environmental Services, Inc., a division of EDCO, and began serving as the corporation's President. In 1992, EDCO Environmental Services, Inc. became a wholly-owned subsidiary of the Company. It was at this time that Mr. Grover began serving the Company in the capacity of President of EDCO Environmental Systems. Mr. Grover was born in Bay City, Texas, in 1952, and graduated from Bay City High School in 1970. He received a B.B.A. degree in Accounting from Texas A&M University in 1974. He served as Second Lieutenant at Fort Benjamin Harrison, Indiana, and received advanced training in the United States Army Finance Officers' Basic Course in 1974. He received a master's degree in Real Estate Economics from Texas A&M University in 1975 and served as a graduate research assistant until 1976. After attending Texas A&M University, Mr. Grover engaged in real estate development activities before forming EDCO, Inc.

REQUIRED VOTE

         Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted toward a nominees total.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
              FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company formally met on five (5) occasions during the fiscal year ended September 30, 1996 ("Fiscal 1996"). From time to time during such fiscal year, the members of the Board acted by unanimous written consent. Each of the directors attended (or participated by telephone conference in) more than 75% of the aggregate of such meetings of the Board of Directors and Committees on which he served during Fiscal 1996. The Board of Directors has authorized an Investment Committee, an Audit Committee, and a Compensation Committee (which also functions as the Stock Option Committee). The Investment Committee members are Charles N. Way, Darlene E. Jones, David L. Deerman, and J.L. Evans, Sr. (Chairman). The Audit Committee members are Carl W. Schafer (Chairman), Charles N. Way, and Peter J. Losavio, Jr. The Compensation Committee members are Carl W. Schafer (Chairman), Charles
N. Way, and Peter J. Losavio, Jr.

         The Investment Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to all expenditures of the Company in excess of $500,000. The Executive Committee held no meetings during Fiscal 1996. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements and coordinates with the Company's independent public accountants. The Audit Committee held two (2) meetings during Fiscal 1996. The Compensation Committee reviews, analyzes and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options. The Compensation Committee held two (2) meetings during Fiscal 1996. The Company does not have a standing nominating committee or a committee which serves nominating functions.

BOARD OF DIRECTORS COMPENSATION

         During 1996, each Director who is not an employee of the Company received $1,500 for each Board of Directors' meeting attended, or $500 for each committee meeting attended which is held on a day other than a Board of Director's meeting day. In addition, in the fiscal year ending September 30, 1997, the Company will also pay its non-employee directors a monthly retainer fee of $500. Employees of the Company receive no additional compensation for service as a Director. All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

         During Fiscal 1996, the Company granted options to purchase 2,500 shares of Common Stock to each of Messrs. Schafer and Losavio on December 1, 1996. The options are currently exercisable and have a per share exercise price of $5.63.

EXECUTIVE COMPENSATION

         The following table sets forth certain summary information concerning annual and long-term compensation paid by the Company for services in all capacities to the Company of (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company at September 30, 1996 who received compensation of at least $100,000 during Fiscal 1996 (collectively, the "Named Officers") for the fiscal years ended September 30, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-term
                                                                                                Compensation
                                                      Annual Compensation                         Awards
                                              -----------------------------------        ------------------------

                                                                        Other Annual     Restricted
           Name and                                                     Compensation        Stock                       All Other
      Principal Position              Year    Salary($)     Bonus($)       ($)(1)        Awards ($)     Options(#)   Compensation(2)
      ------------------              ----    ---------     --------       ------        ----------     ----------   ---------------
Jerriel L. Evans, Sr.
Chairman of the Board, President and  1996       $122,252      $37,934       $   --              --              --     (2)(3)
Chief Executive Officer........       1995        120,000        5,381          240              --              --     (2)(3)
                                      1994        120,000       69,112        1,423              --              --     (2)(3)


David L. Deerman
President, ChemWay Systems and        1996       $121,171     $106,553       $   --              --          12,000        --
Director.......................       1994        121,171       28,483          278              --              --        --
                                      1993        121,171        9,082        1,395              --              --        --


James B. Grover
President, EDCO Environmental and     1996       $120,000     $     --        $  --              --              --        --
Director.......................       1995        124,372           91          233              --              --        --
                                      1994        115,269        7,527          919              --              --        --


William R. Sherman
Vice President,                       1996       $ 72,100     $ 40,728        $  --              --           1,500        --
Chem-Way Systems...............       1995         72,100       11,089           --              --              --        --
                                      1994             --           --           --              --              --        --

---------------------
(1) Although the officers receive certain perquisites, the value of such perquisites did not exceed for any officer the lesser of $50,000 or 10% of the officer's salary and bonus.
(2) In addition to the compensation for Mr. Evans set forth above, he also receives lease income for the rental of various properties used by the Company.
(3) The Company owns two split dollar life insurance policies whereby it pays the premiums and Mr. J.L. Evans' estate will receive the death benefit less the accumulated cash value, which would return to the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning Options/SARs granted during Fiscal 1996 to the Named Officers:

                                                                                                     Potential Realizable
                                                                                                       Value of Assumed
                                                                                                       Annual Rates of
                                      Shares          % of Total       Exercise                          Stock Price
                                    Underlying        Granted to        or Base                        Appreciation for
                                   Options/SARs       Employees          Price        Expiration        Option Term(2)
Name                                Granted (#)      In Fiscal Year  ($/Share)(1)        Date        5% ($)         10% ($)
----                                -----------      --------------  ------------        ----        ------         -------
Jerriel L. Evans, Sr...........       20,000             20.0            6.26           9/30/01     26,981           58,105
David L. Deerman...............       18,000             18.0            5.69           9/30/01     22,072           47,533
James B. Grover................       12,000             12.0            5.69           9/30/01     14,715           31,688
William R. Sherman.............        1,500             1.5             5.69           9/30/01     1,839             3,961

----------
(1) The exercise price of the options granted is equal to the market value of the Company's Common Stock on the date of grant.

(2) Potential realizable value of each grant assumes that the market prices of the underlying security appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of common stock. There can be no assurance that the amounts reflected on this table will be achieved.


OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth all stock options exercised by the Named Officers during the Fiscal 1996 and the number and value of unexercised options held by such executive officers at fiscal year end.

                                                                                                        Value of
                                                                   Number of Securities               Unexercised
                                                                  Underlying Unexercised              In-the-money
                                  Shares           Value                Options at                     Options at
                               Acquired on        Realized           Fiscal Year-End             Fiscal Year-End($)(2)
Name                           Exercise (#)        ($)(1)       Exercisable Unexercisable      Exercisable Unexercisable
----                           ------------        ------       ----------- -------------      ----------- -------------
Jerriel L. Evans, Sr.......        -0-              -0-           -0-               20,000        -0-            -0-
David L. Deerman...........        -0-              -0-         24,000              18,000        -0-            -0-
James B. Grover............        -0-              -0-           -0-               12,000        -0-            -0-
William R. Sherman.........        -0-              -0-          1,500               -0-          -0-            -0-

----------
1. Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

2. Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on the NASDAQ Stock market on September 30, 1996 was $5.95.

EMPLOYMENT AGREEMENTS

      The Company has entered into an employment agreement with Mr. Evans, Sr. pursuant to which he is employed as the Company's President and Chief Executive Officer. The agreement commenced on April 1, 1993 and expires on September 30, 1998, unless it terminated earlier in accordance with the agreement. Pursuant to the agreement, Mr. Evans receives an annual base salary of $120,000 and is entitled to receive an annual bonus in an amount equal to 7-1/2% of the net profits of the Company, subject to the limitation set forth below. In addition, the agreement contains a confidentiality provision and prohibits Mr. Evans from competing with the Company's business during the term thereof.

      The Company has entered into two separate employment agreements with Mr. Deerman pursuant to which he is employed full-time as (i) the Vice-President of Marketing, Terminal Operations and Sales of the Company's subsidiary, The Way Energy, Inc., and (ii) the President of the Company's subsidiary, Chem-Way, Inc., respectively. The agreements each commenced on October 1, 1992 and expire on September 30, 1997, unless they are terminated earlier in accordance with their respective terms. Pursuant to the agreements, Mr. Deerman will receive an annual base salary aggregating $120,000. Mr. Deerman is also entitled to receive bonuses to be computed at the end of each fiscal year in an amount equal to 10% of the net profits of the terminal operations of The Way Energy, Inc. and 8% of the net profits of Chem-Way, Inc., subject to the limitation set forth below. In addition, the agreements each contain a confidentiality provision and prohibit Mr. Deerman from competing with the respective businesses of The Way Energy, Inc. and Chem-Way, Inc. during the term thereof and for a period of three years thereafter.

      The Company has entered into two separate employment agreements with Mr. Grover pursuant to which he is employed full-time as (i) the President and General Manager of the Company's subsidiary, EDCO Environmental Systems, Inc., and (ii) President and General Manager of the Company's subsidiary, EDCO, Inc. The agreements each commenced on January 1, 1993 and expire on December 31, 1997, unless they are terminated earlier in accordance with their respective terms. Pursuant to the agreements, Mr. Grover will receive an annual base salary aggregating $119,000. Mr. Grover is also entitled to receive bonuses to be computed at the end of each fiscal year in an amount equal to 10% of the net profits of EDCO Environmental Systems, Inc. and 10% of the net profits of EDCO, Inc., subject to the limitation set forth below. In addition, The agreements each contain a confidentiality provision and prohibit Mr. Grover from competing with the respective businesses of EDCO Environmental Systems, Inc. and EDCO, Inc. during the term thereof and for a period of three years thereafter.

      An addendum to the employment agreements for Messrs. Evans, Sr., Deerman and Grover dated June 8, 1993, limits the total bonuses received by such individuals from the Company or its subsidiaries to a maximum of 12% of the Company's consolidated after tax net earnings.

      The Company has entered into an employment agreement with Mr. Sherman pursuant to which he is employed as the National Sales Manager of the Company's subsidiary, Chem-Way Systems, Inc. The agreement commenced on December 5, 1994 and expires on December 4, 1997, unless it terminated earlier in accordance with the agreement. Pursuant to the agreement, Mr. Sherman receives an annual base salary of $72,000 and is entitled to receive an annual bonus in an amount equal to 3% of the net profits of Chem-Way Systems, Inc. In addition, the agreement contains a confidentiality provision and prohibits Mr. Sherman from competing with the Company's business during the term thereof.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the Fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                      REPORT OF THE COMPENSATION COMMITTEE

      Comprised of Carl W. Schafer, Charles N. Way, and Peter J. Losavio, Jr.

      The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. This Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the Fiscal 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company.

      In designing its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for shareholders while supporting the Company's strategic goals.

      The following guidelines have been implemented by the Committee:

            1. Executive compensation is meaningfully related to the value created for shareholders.
            2. Executive compensation reinforces strategic performance objectives and rewards individuals for outstanding contributions to the Company's success.
            3. Executive compensation is designed to attract and retain quality talent, which is critical for both the short-term and long-term success of the Company.

          The Committee currently implements a compensation program based on four components: a base salary, a bonus program related to the Company's performance and individual performance during the relevant year, a stock benefit program, and an Employee Stock Ownership Program. The Committee regularly reviews the various components of the Company's executive compensation to ensure consistency with the Company's objectives.

          BASE SALARY -- The Committee, in recommending the appropriate base salaries of the Company's executive officers, generally considers the level of executive compensation for similar companies in the industry. In addition, the Committee takes into account (i) the performance of the Company and the role of the individual executive officer with respect to such performance, and (ii) the particular executive officer's responsibilities and the long-term performance of the executive officer in those areas of responsibility.

          ANNUAL INCENTIVES -- The bonus program provides direct financial incentives in the form of annual cash bonuses to executive officers exceeding the Company's annual goals. The Committee recommends cash bonuses based upon an evaluation of the contributions of each individual officer during the applicable first year.

          LONG-TERM INCENTIVES -- The stock benefit program currently serves as the Company's primary long-term incentive plan for executive officers and key employees. The objectives of the stock benefit program are to align executive officer compensation and shareholder return and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. In addition, grants of stock options to the named executive officers and others are intended to attract, retain, and motivate executives to improve long-term corporate performance and stock market performance. Stock options become more valuable as the Company's stock price increases.

          EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) -- The Company's ESOP is a defined contribution plan. Under this plan, units are awarded pursuant to a compensation-based formula. The units are held in trust for the employee and are paid upon plan termination or employee election. This plan benefits any Company employee who is employed six months and is eighteen (18) years of age. Executive officers participate in this plan.

          Consistent with the Company's compensation program outlined above, compensation for each of the named executive officers as well as other senior executives consists of a base salary, bonus, stock options, and ESOP shares. The base salaries for Fiscal 1996 were at levels commensurate with competitive amounts paid to executives with comparable qualifications, experience, and responsibilities of other companies who engaged in the same or similar business as the Company.

          The Committee believes that the compensation of the Chief Executive Officer ("CEO") should be impacted by the Company's performance. Mr. Evans founded the Company in 1968 and has served as the CEO since that time. During Fiscal 1996, Mr. Evans received a base salary of $122,252 which the Committee views as below average compared to the base salaries of Chief Executive Officers of other companies in the same or similar business as the Company who have comparable qualifications, experience, and responsibilities. The number of shares granted pursuant to the Company's ESOP are not determinable in Fiscal 1996 and, therefore, are not reported here.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During Fiscal 1996, Charles N. Way served on the Compensation Committee of the Board of Directors. Mr. Way also serves as the Vice President of Finance and the Chief Financial Officer of the Company. Mr. Way participated in all decisions made by the Compensation Committee not related to his personal compensation and incentives.


                                        Carl W. Schafer
                                        Charles N. Way
                                        Peter J. Losavio, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company leases three convenience store locations from the majority shareholder of the Company. One ten-year lease commenced in June 1987 with monthly lease payments of $2,500 and allows for one five-year automatic renewal at the Company's option. The other two leases are for terms of five years and commenced in April 1990. Each provides for a monthly lease payment of $1,800 with one automatic five-year renewal at the Company's option. The amounts paid under these leases for Fiscal 1996 was $73,000. Future minimum lease commitments as of September 30, 1996 are $324,000.

          As of September 30, 1996, the Company rents, on a month-to-month basis, six convenience store locations and an office facility from the majority shareholder. Previously, the Company rented additional locations which were sold by the shareholder to unrelated parties. The total month-to-month rents paid for Fiscal 1996 was $104,000. If all locations continue to be rented under similar terms for the fiscal year ending September 30, 1997, the Company would pay approximately $104,000.

          Other current assets include a note receivable from a director which was refinanced from an earlier note and is due in quarterly installments. 13,567 shares of the Company's common stock are pledged to secure repayment. The balance of the note receivable was approximately $116,000 at September 30, 1996. Interest accrues at 8.5%.

          From time to time, the Company makes advances to individuals who are shareholders, directors, officers and/or employees. Such advances are usually unsecured and accrue interest at 9%. There were no advances outstanding at September 30, 1996.

PERFORMANCE GRAPH

          Set forth below is a line graph comparing the percentage change in the cumulative total shareholders' return on the Company's Common Stock against the cumulative total return of the Composite Index and index of certain companies selected by the Company as comparable to the Company for the period beginning upon the Company's public offering on July 16, 1993 to September 30, 1996. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price and each index was $100 on July 16, 1993, and that all dividends, if any, were reinvested.

          The chart displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.


                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG EVANS SYSTEMS, INC.
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX
                                  (in dollars)

   [The following table was depicted as a line chart in the printed material]

                                             Fiscal Year Ending
COMPANY                       1993       1993       1994       1995       1996
                              ----       ----       ----       ----       ----

EVANS SYSTEMS INC             100.00      82.22      45.56      56.11      55.56
PEER GROUP                    100.00     113.31      98.69      93.75     107.66
BROAD MARKET                  100.00     105.02     111.13     134.93     157.53


                     Assumes $100 invested on July 16, 1993
                           Assumes dividend reinvested
                      Fiscal year ending September 30, 1996

(1) The companies selected to form the peer group index are: Adams Resources and Energy; Dairy Mart Convenience Stores; E-Z Serve Corporation; Environ Technology Corporation; FFP Partners L.P.; Kinark Corporation; Lomak Petroleum, Inc.; Mapco, Inc.; Omega Environmental, Inc.; Par Technology Corporation; Specialty Chemical Resources; and Virogroup, Inc.

Note: National Convenience Stores was bought by Diamond Shamrock and later merged with Ultarmar. Therefore, these two companies could no longer be included in the Company's peer index group.

                                ---------------

                                 PROPOSAL NO. 2

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK

          The Company is currently not authorized to issue Preferred Stock. The Board of Directors recommends an amendment to the Company's Articles of Incorporation to authorize the issuance of up to 1,500,000 shares of Preferred Stock. The text of the proposed amendment is attached hereto as Exhibit A and is incorporated herein by reference.

          The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

          The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations for restrictions thereof as are determined by the Board of Directors. Thus, if the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 1,500,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's stockholders. Stockholders will not have preemptive rights to subscribe for shares of Preferred Stock.

          It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

          The Board of Directors is required by Texas law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the Company.

Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

          While the Company may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected.

DISSENTERS' RIGHTS

          Pursuant  to  the  Texas  Business   Corporation  Act,  the  Company's
shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

REQUIRED VOTE

          The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Articles of Incorporation to authorize the issuance of Preferred Stock.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION

                                ----------------

                                 PROPOSAL NO. 3

                      RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors has appointed Price Waterhouse LLP to be the independent auditors of the Company for the fiscal year ending September 30, 1997. Price Waterhouse LLP has audited the Company's financial statements since September 1993. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Price Waterhouse LLP be submitted to shareholders for ratification. If shareholders do not ratify the appointment of Price

Waterhouse LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of Price Waterhouse, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

REQUIRED VOTE

          The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of Price Waterhouse LLP as independent auditors of the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
             RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE, LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS.


                              SHAREHOLDER PROPOSALS

          To the extent required by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received at the Company's principal executive offices prior to November 1, 1997.

                                  OTHER MATTERS

          So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

          The Annual Report on Form 10-K for the fiscal year ended September 30, 1996, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

                                        By Order of the Board of Directors


                                        Maybell H. Evans,
                                        Secretary

Bay City, Texas
February 24, 1997

                                                                       EXHIBIT A


                                 "ARTICLE FOUR.

          The aggregate number of shares of stock that the Corporation shall have authority to issue is: sixteen million five hundred thousand (16,500,000), consisting of fifteen million (15,000,000) shares of common stock (the "Common Stock") of the par value of one cent ($.01) each and one million five hundred thousand (1,500,000) shares of preferred stock (the "Preferred Stock") of the par value of one cent ($.01) each.

          With respect to the Preferred Stock, the Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Texas Business Corporation Act. The number of authorized shares of Preferred Stock may be increased (but not above the number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding). Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation."

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               EVANS SYSTEMS, INC.

                     PROXY -- ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 28, 1997

         The undersigned, a shareholder of Evans Systems, Inc., a Texas corporation (the "Company"), does hereby constitute and appoint J.L. Evans, Sr. and Charles N. Way and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of the Company to be held at the Best Western Matagorda Hotel located at 407 Seventh Street, Bay City, Texas, on Friday, March 28, 1997, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.

         1.       ELECTION OF DIRECTORS:

                  The election of J.L. Evans, Sr., David L. Deerman and Carl W. Schafer to Class A of the Board of Directors, to serve until the 1999 Annual Meeting of Shareholders and until their respective successors are elected and shall qualify.

                                  TO WITHHOLD
                                  AUTHORITY           TO WITHHOLD AUTHORITY
                                  TO VOTE             TO VOTE FOR ANY INDIVIDUAL
                                  FOR ALL             NOMINEE(S), PRINT NAME(S)
                  FOR ____        NOMINEES ____       BELOW
                                                      _________________________

                                                      _________________________


         2.       AMEND ARTICLES OF INCORPORATION:

                  To  approve  an  amendment  to  the   Company's   Articles  of
                  Incorporation to authorize the issuance of up to 1,500,000 shares of Preferred Stock.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____


         3.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

                  To ratify the appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending September 30, 1997.

                   FOR     _____    AGAINST      _____    ABSTAIN     _____


         4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may properly come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           , 1997

_____________________ (L.S.)

_____________________ (L.S.)
     Signature(s)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN A PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER.

         PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.